                                                          (Exhibit 23.2 to S-4)


                          CONSENT OF INDEPENDENT ACCOUNTANTS




     We hereby consent to the use in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of our report dated February 10, 1995 relating to the consolidated financial statements of Premier Financial Bancorp, Inc. and Subsidiaries as of December 31, 1994 and for the year then ended, incorporated therein by reference, and to the reference to our firm under the heading "Experts" in such Proxy Statement/Prospectus.





                              /s/ McNeal Williamson & Co.

                              McNEAL WILLIAMSON & CO.


January 23, 1998
Logan, West Virginia